AMENDMENT TO EMPLOYMENT AGREEMENT

Between Universal Infotainment Systems Corporation (“Employer”), and Mr. Dimitrios Ioannidis (“Employee”).

THIS AGREEMENT made as of this 18th day of December, 2008 (the “Agreement”), by and between Universal Infotainment Systems Corporation, a Nevada corporation (“Employer,” or “The Company”), and Mr. Dimitrios Ioannidis (“Employee”) is an amendment to the Employment Agreement dated the 2nd day of May, 2008.

The following is mutually agreed upon by the Employer and the Employee on this 18th day of December, 2008:

1.	Deferment of Effective Date of Employment Agreement
The Employer and the Employee mutually agree to defer the effective date of cash compensation, but not stock compensation which shall be paid the date the Employment Agreement was signed, under the Employment Agreement dated the 2nd day of May, 2008. Cash compensation will be deferred until such time at which The Company is a publically traded entity and has secured a financial threshold of no less than $4,000,000 in available financial capital.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 18th day of December, 2008.

Employer
Universal Infotainment Systems Corporation

By:	/s/ Emanuel G. Pavlopoulos
Emanuel G. Pavlopoulos
Chairman

Employee

/s/ Dimitrios Ioannidis
Mr. Dimitrios Ioannidis
Executive Vice President EU

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